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                                                                     EXHIBIT 4.5

         THE DANKA 1996 NON-EMPLOYEE DIRECTORS SHARE OPTION PLAN




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                                    CONTENTS


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                                                                                                                     PAGE
1.       GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

4.       ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

5.       GRANT OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

6.       LIMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

7.       TERMS OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

8.       CHANGE IN CONTROL OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

9.       ADMINISTRATION AND AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

10.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

11.      UNITED STATES REQUIREMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

12.      REQUIREMENTS FOR THE UNITED KINGDOM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





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                 DANKA BUSINESS SYSTEMS PUBLIC LIMITED COMPANY

                    RULES OF THE 1996 NON-EMPLOYEE DIRECTORS
                               SHARE OPTION PLAN


1.       GENERAL

1.1 These Rules shall be construed and take effect in accordance with the law of England and Wales and the courts of England and Wales shall be the exclusive forum for the administration hereof.

1.2 Reference to any Act of the United Kingdom shall include any statutory modification amendment or re-enactment thereof from time to time in force unless the contrary is expressly stated.

1.3 References to the exercise of an option shall where the context allows include the partial exercise of the option.

1.4 Where the context so admits the singular shall include the plural and vice versa and the masculine gender shall include the feminine.

1.5 In these Rules a word or words beginning with capital letters indicates a term which has been defined in Rule 2.

1.6 The Plan shall become effective as of 22 July 1996, provided that the Plan shall have been approved at the 1996 Annual General Meeting of the Company by the holders of a majority of the Ordinary Shares represented at the meeting (in person or by proxy) and entitled to vote thereon. If the Plan is not so approved it shall terminate automatically.

2.       DEFINITIONS

In these Rules the following words and expressions have the following meanings:-

2.1      "ACQUIRING PERSON"             Any person who:-

                                        (a)      either alone or together with
                                                 any person acting in concert
                                                 with him has obtained Control
                                                 of the Company either:-

                                                 (i)     as a result of making
                                                         a Takeover Offer; or





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

                                                 (ii)    in pursuance of a
                                                         Compromise; or

                                        (b)      having such Control makes a
                                                 general offer to acquire the
                                                 whole of the issued share
                                                 capital of the Company (other
                                                 than that which is already
                                                 owned by him and/or any
                                                 person acting in concert with
                                                 him); or

                                        (c)      has served Section 429
                                                 Notices in relation to the
                                                 Company.

2.2      "APPROPRIATE PERIOD"           In relation to:-

                                        (a)      a Takeover Offer means the
                                                 period beginning with the
                                                 date on which the person
                                                 making the Takeover Offer has
                                                 obtained Control of  the
                                                 Company and ending on the
                                                 expiry of a period of six
                                                 months or when any condition
                                                 subject to which the Takeover
                                                 Offer is made is satisfied
                                                 (whichever is the later);

                                        (b)      an Acquiring Person who
                                                 obtains Control or who having
                                                 Control of the Company makes
                                                 a general offer for the whole
                                                 of the issued share capital
                                                 means the period of six
                                                 months beginning with the
                                                 date on which the Acquiring
                                                 Person obtains Control or
                                                 makes the offer as the case
                                                 may be;

                                        (c)      a Compromise means the period
                                                 of six months beginning with
                                                 the date on which the court
                                                 sanctions the Compromise; and

                                        (d)      a Section 429 Notice means the
                                                 period during which the
                                                 Acquiring Person is entitled
                                                 and bound to acquire shares
                                                 on the terms of the offer
                                                 contained in such Section 429
                                                 Notice.

2.3      "AMERICAN DEPOSITARY SHARE"    means an authorized depositary security
                                        representing for the time being four
                                        Ordinary Shares and for the time being
                                        evidenced by an authorized depositary
                                        receipt issued by the Bank and quoted
                                        on the Nasdaq Stock





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                                        Market's National Market.

2.4      "THE BANK"                     the Bank of New York or such other
                                        bank as the Company may from time to
                                        time appoint for the purposes of
                                        serving as depositary of its American
                                        Depositary Shares.

2.5      "THE CODE"                     the United States Internal Revenue
                                        Code of 1986 (as amended from time to
                                        time) or any successor statute thereto.

2.6      "THE COMPANY"                  means Danka Business Systems
                                        Public Limited Company.

2.7      "COMPROMISE"                   In relation to the Company means a
                                        compromise or arrangement sanctioned
                                        by the Court under Section 425 of
                                        the Companies Act 1985.

2.8      "CONTROL"                      a person is deemed to obtain control
                                        of the Company when (i) he acquires
                                        pursuant to a tender offer or exchange
                                        offer securities of the Company
                                        representing 30% or more of the
                                        combined voting power of the then
                                        outstanding voting securities of the
                                        Company or (ii) he secures by means of
                                        the holding of shares or the possession
                                        of voting power in or in relation to the Company or any other body corporate that the affairs of the Company are conducted in accordance with his wishes.

2.9      "DATE OF GRANT"                means the date on which an option is
                                        granted under the Plan in accordance
                                        with the provisions of Rule 5.

2.10     "EXERCISE PERIOD"              in relation to an option means the
                                        period of seven years from the third
                                        anniversary of the Date of Grant of
                                        the option.

2.11     "EXERCISE PRICE"               on exercise of an option means the
                                        Option Price multiplied by the number of shares in respect of which such option is exercised.

2.12     "THE GROUP"                    means the Company and the
                                        Subsidiaries and "member





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                                        of the Group" shall be construed
                                        accordingly.

2.13     "MARKET VALUE"                 means, with respect to American
                                        Depositary Shares, an amount equal to
                                        the average of the high and low
                                        reported sales prices of an American
                                        Depositary Share on the Nasdaq Stock
                                        Market's National Market on the date for which market value is being determined and, with respect to Ordinary Shares, means the middle market quotation on the London Stock Exchange Limited Daily
                                        Official List on the date for which
                                        market value is being determined.

2.14     "NON-EMPLOYEE DIRECTOR"        means a member of the Board of
                                        Directors of the Company who (a) is
                                        not an employee of the Company or
                                        any of the Subsidiaries and who has not
                                        been an employee of the Company or any
                                        of the Subsidiaries for a period of at
                                        least one year and (b) is not required
                                        to devote the majority of his working
                                        time to the service of the Group.

2.15     "NON-QUALIFYING OPTION"        means an option which does not qualify
                                        as an incentive stock option within
                                        the meaning of section 422 of the Code.

2.16     "OPTION-HOLDER"                Any person who holds an option granted
                                        under the Plan or (where the context
                                        admits) his personal representatives.

2.17     "OPTION PRICE"                 means the Market Value of an American
                                        Depositary Share or an Ordinary Share,
                                        as applicable, on the Date of Grant of
                                        the option.

2.18     "OPTION ROLL-OVER"             In relation to an option means a
                                        release by the Option-holder with the
                                        consent of an Acquiring Person of his
                                        rights ("old rights") under the Plan
                                        in consideration of the grant to him
                                        of rights ("new rights") which are
                                        equivalent to the old rights but which
                                        relate to shares in:-

                                        (a)      the Acquiring Person; or

                                        (b)      a company which has Control
                                                 of the Acquiring





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                                                 Person; or

                                        (c)      a company which either is or
                                                 has Control of a company which:

                                                 (i)     is a member of a
                                                         consortium owning
                                                         either the Acquiring
                                                         Person or a company
                                                         having Control of the
                                                         Acquiring Person; and

                                                 (ii)    beneficially owns not
                                                         less than three
                                                         twentieths of the
                                                         ordinary share
                                                         capital of the
                                                         Acquiring Person or a
                                                         company having
                                                         control of the company.

2.19     "ORDINARY SHARE"               means a fully paid ordinary share of
                                        1.25p each in the capital of the
                                        Company.

2.20     "THE PLAN"                     means the 1996 Non-Employee Directors
                                        Share Option Plan set out herein, as
                                        amended from time to time.

2.21     "ROLLED OVER"                  means the action of effecting an
                                        Option Roll-over or its completion.

2.22     "SECTION 429 NOTICE"           means in relation to the Company a
                                        notice served by a person who has become entitled to serve such a notice on the shareholders of the Company under section 429 of the Companies Act 1985
                                        (rights of 90% shareholders to buy out
                                        minority shareholders).

2.23     "THE SUBSIDIARIES"             means subsidiaries as defined by
                                        section 736 of the Companies Act 1985
                                        of the Company.

2.24     "TAKEOVER OFFER"               In relation to the Company means
                                         either:-

                                        (a)      general offer to acquire the
                                                 whole or part of the issued
                                                 share capital of the Company
                                                 which is either made on a
                                                 condition such that if it is
                                                 satisfied the person making
                                                 the offer will have Control
                                                 of the Company or which
                                                 results in the person making
                                                 the offer having control of
                                                 the Company; or





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                                        (b)      a general offer to acquire all
                                                  the shares in the Company of
                                                  the same class as the
                                                  Ordinary Shares.

3.       PURPOSE

         The Danka 1996 Non-Employee Directors Share Option Plan is designed to provide for the granting of stock options to Non-Employee
         Directors.   The granting of such stock options should provide
         Non-Employee Directors with a more direct stake in the future welfare of the Company and encourage them to remain directors of the Company. It is also expected that the Plan will encourage suitable persons to become directors of the Company.

4.       ELIGIBILITY

         Options shall be granted under the Plan only to Non-Employee Directors.

5.       GRANT OF OPTIONS

5.1 Subject to Rule 5.4 below, each Non-Employee Director serving on the Board as of 22 July 1996 shall automatically be granted an option to acquire 10,000 Ordinary Shares or the American Depositary Share equivalent thereof, effective 22 July 1996.

5.2 Subject to Rule 5.4 below, each new Non-Employee Director who is appointed or elected to the Board after 22 July 1996 shall automatically be granted an initial option to acquire 10,000 Ordinary Shares or the American Depositary equivalent thereof on the day he or she is appointed or elected to the Board.

5.3 Subject to Rule 5.4 below, each Non-Employee Director serving on the Board immediately following the Company's Annual General Meeting who was a member of the Board immediately prior to such meeting, beginning with the 1997 Annual General Meeting, shall automatically be granted, effective on the date of the meeting, an option to acquire 2,000 Ordinary Shares or the American Depositary Share equivalent thereof.

5.4 If on the relevant date the grant of options is forbidden by the Company's code on insider dealing or The London Stock Exchange's Model Code, the options shall be granted on the first business day thereafter on which such grant ceases to be forbidden.

5.5 All options shall be granted by a certificate under seal specifying the Date of Grant, the number of shares which are the subject of the option, whether the option is over American Depositary Shares or Ordinary Shares, the Option Price and the Exercise Period.





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5.6      These Rules apply to all grants of options made under the Plan and no options shall be granted under the Plan more than ten years after the Plan is adopted and approved by the shareholders of the Company in general meeting.

5.7 For the purposes of this Rule 5, an option to acquire Ordinary Shares or American Depositary Shares includes an option to purchase and an option to subscribe.

6.       LIMITS

6.1 The total number of shares in the Company which may be issued under the Plan whether in the form of American Depositary Shares or Ordinary Shares shall not exceed the equivalent of 500,000 Ordinary Shares.

7.       TERMS OF OPTIONS

7.1      EXERCISE OF OPTIONS

         Subject as provided in these Rules 7.1, 7.2 and 7.8, the option shall be exercisable by an Option-holder in whole or in part at any time provided always that a partial exercise of an option cannot be made except in respect of shares which equals or exceeds the lesser of 500 Ordinary Shares or the American Depositary equivalent thereof and any exercisable balance of shares remaining the subject of that option, and provided further that the option shall lapse (and any notice in purported exercise thereof shall have no effect) when the Option-holder ceases to be a Non-Employee Director but so that:-

         (a) an Option-holder ceasing to be a Non-Employee Director by reason of ill-health or injury or disability (evidenced to the satisfaction of the Board) shall be entitled to exercise the option within the period which shall commence on the later of the cessation or six months after the date of grant and shall expire twelve months after the date of cessation. For the purposes of this Rule 7.1(a) and (b) only (and for no other purposes), Exercise Period means the period of one year from the date on which the Option-holder ceases to be Non-Employee Director.

         (b) The personal representative(s) of a deceased Option-holder or the personal representative of an Option-holder who has ceased to be a Non-Employee Director as the result of a permanent and total disability as defined in section 22(e) of the Code shall notwithstanding Rule 7.2 be entitled to exercise the option within twelve months of such Option-holder's death or the date the Option-holder ceases to be a Non-Employee Director by reason of such disability, provided however, that no Exercise Period may extend more than ten years after the Date of Grant.

         (c) For the purposes of Rule 7.1 only (and for no other purpose), where an Option-holder ceases to be a Non- Employee Director for any reason not set forth in Rule 7.1(a), 7.1(b)





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         or 7.2(d), where an Option-holder ceases to be a Non-Employee Director without notice, the Option-holder shall be deemed to cease to be a Non-Employee Director on a date thirty (30) days from the date on which the cessation takes effect, and where the Option-holder ceases to be a Non-Employee Director with notice, the Option-holder shall be deemed to so cease upon the later of the date specified in the notice or thirty (30) days from the date on which that notice is given.

7.2      RESTRICTIONS ON EXERCISE OF OPTIONS PURSUANT TO RULE 7.1

         Notwithstanding the provisions of Rule 7.1

         (a) An option shall only be exercisable during the Exercise Period (including as defined in Rule 7.1(a) for those purposes, provided however, that no Exercise Period may extend more than 10 years after the Date of Grant) and to the extent not exercised at the end of the Exercise Period the option shall terminate.

         (b)    An option shall be fully exercisable during the Exercise
                Period.

         (c) Option-holders may exercise options under this Plan only during such period as if such option was treated as an Ordinary Share in the Company they would be permitted to deal under the internal codes relating to securities transactions by directors and employees of the Company from time to time in force.

         (d) If an Option-holder at any time ceases to be a Non-Employee Director for reasons of dishonesty or fraud, his options will lapse on the date of his cessation of service as a Non-Employee Director.

7.3      METHOD OF EXERCISE OF OPTIONS

         (a) Exercise of an option by an Option-holder shall be by notice in writing on a form prescribed by the Committee for the purpose addressed to the Company. The form of notice shall specify the number of shares in respect of which the options are being exercised on that occasion, whether the option is over American Depositary Shares or Ordinary Shares and be accompanied by the relevant option certificate and payment in full of the Exercise Price together with such other documents as the Company may determine, as well as any payment due on account of tax or similar liabilities as may be required by law or as the Company may reasonably consider to be necessary or desirable.

         (b) Any payment required to be made under Rule 7.3(a) above shall be made to the Company or such other person as may from time to time be notified by the Company to the Option-holder.





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         (c)    Any documents required to be delivered under Rule 7.3(a) above shall be sufficiently delivered if delivered to such office as may from time to time be notified by the Company to Option-holders.

         (d) Any payment required to be made under Rule 7.3(a) above shall be by check (or in the case of an option to purchase shares, by tender of either Ordinary Shares of the Company or American Depositary Shares of the Company). For the purpose of determining that payment of the Exercise Price is made in full as required by Rule 7.3(a), Ordinary Shares of the Company and American Depositary Shares of the Company tendered in payment of the Exercise Price shall be valued at their Market Value on date of tender.

7.4      ALLOTMENT OR TRANSFER OF SHARES PURSUANT TO EXERCISE OF OPTIONS

         Subject to such consents or other required action of any competent authority under regulations or enactments for the time being in force as may be necessary, and subject to compliance with the terms of the option and any instructions given by the Option-holder to the Company on giving notice of exercise of the Option, the Company shall, as soon as practicable after it has received the payment and documents referred to in Rule 7.3 above or after it has received confirmation of the receipt of such payment and documents on its behalf and no later than thirty days thereafter, either allot to the Option-holder (or his nominee) or procure the transfer to the Option-holder (or his nominee), or in the case of an exercise of the Rule 7.1(b) above his personal representative(s)) of the number of shares specified in the form of notice or (as the case may be) the unsold balance and the delivery to the Option-holder (or such personal representative(s)) of an appropriate certificate.

7.5      ADJUSTMENTS TO OPTION RIGHTS

         In the event of any increase or variation of the issued share capital of the Company, such adjustments shall be made to the total number of shares in respect of which options may be granted under the Plan and to any unexercised option rights as the Company's auditors may determine to be fair and reasonable. If any adjustment is to be made pursuant to this Rule 7.5, the Company shall notify each Option-holder of particulars of the adjustment as soon as practicable after the determination thereof.

7.6      TRANSFER OF OPTIONS

         An option is personal to the Option-holder and, accordingly, subject as provided in Rule 7.1(b) above, an Option-holder shall not transfer, assign, charge, encumber or otherwise alienate an Option or create in favour of any third party any interest therein. Upon any breach of this Rule 7.6, the Company shall cancel the option.





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

7.7      LOSS OF OFFICE

         If any Option-holder shall cease to be a Non-Employee Director for any reason, he shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate him for the loss of any rights under the Plan.

7.8      LIQUIDATION

         If notice of a meeting to consider a resolution for the voluntary winding up (excluding any resolution for the voluntary winding up of the Company for the purpose of reorganisation or reconstruction) of the Company shall be duly given, the Company may give notice thereof to all Option-holders and thereupon each such Option-holder shall, notwithstanding that the Exercise Period has not commenced forthwith and until the commencement of the winding up be entitled subject to Rule 7.2(b) (provided however that no Exercise Period may extend more than ten years after the Date of Grant), be entitled to give notice in writing to the Company electing to exercise his option, but the exercise of such option as aforesaid shall be conditional upon such resolution being duly passed. Upon commencement of the winding up all options shall lapse except insofar as exercised under this Rule 7.8.

8.       CHANGE IN CONTROL OF THE COMPANY

8.1      If an Acquiring Person:-

         (a) obtains Control of the Company as a result of making a Takeover Offer; or

         (b)    obtains Control of the Company in pursuance of  a Compromise; or

         (c)    serves a Section 429 Notice

         the Company shall as soon as practicable thereafter notify every Option-holder accordingly and each Option-holder may within the Appropriate Period and notwithstanding that the Exercise Period has not commenced:-

         (i) exercise his option at any time or from time to time in whole or in part; and

         (ii) to the extent that any option is not or has not been exercised, execute with the consent of such Acquiring Person an Option Roll-over.

8.2 To the extent that an option which has become exercisable and capable of being Rolled-over pursuant to Rule 8.1 has not been exercised and/or Rolled-over at the expiry date of the Appropriate Period it shall thereupon lapse.

8.3 For the purposes of an Option Roll-over the new rights shall only be regarded as equivalent to the old rights if:-

         (a) the new rights are exercisable in substantially the same manner as the old rights and subject to the provisions of this Plan as it may have effect immediately before an Option Roll-over; and

         (b) the total Market Value of shares subject to an option which is being Rolled-over is equal immediately before such Option Roll-over to the total market value (determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992) of the shares in respect of which an Option-holder's new rights are being granted immediately after such Option Roll-over.

8.4 For the purposes of any application of the provisions of this Plan following an Option Roll-over:-

         (a) any new rights granted pursuant to Rule 8 shall be regarded as having been granted at the time the corresponding old rights were granted; and

         (b) Rules 7, 8, 9, 10 and 11 shall in relation to the new rights be construed as if the following terms have the meanings assigned to them in this Rule 8.4 and not the meanings assigned to them in Rule 2.

         "AMERICAN DEPOSITARY SHARES"

         An authorized depositary security representing Ordinary Shares and for the time being evidenced by an authorized depositary receipt quoted on the Nasdaq Stock Market's National Market.

         "COMPANY"

         The company in respect of whose shares new rights have been granted.

         "OPTION PRICE"

         The Option Price multiplied by a fraction the numerator of which is the total number of shares subject to the option prior to the Option Roll-over and the denominator of which is the total number of shares over which new rights have been granted to the Option-holder on the Option Roll-over.

8.5 If, under Section 425 of the Companies Act 1985, a Compromise or arrangement between the Company and its members is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Company shall give notice thereof to all Option-holders on the same date as it dispatches the notice which is sent to each member of the Company summoning the meeting to consider such a Compromise or arrangement and thereupon each Option-holder (or where permitted his personal representative(s)) may notwithstanding that the Exercise Period has not commenced forthwith and, subject to Rule 7.2(b) (provided however, that no Exercise Period may extend more than ten years after the Date of Grant), until the expiry of the period commencing with such date and ending with the earlier of the date six calendar months thereafter and the date on which such Compromise or arrangement is sanctioned by the Court be entitled to exercise his option, but the exercise of an option as aforesaid shall be conditional upon such Compromise or arrangement being sanctioned by the Court and becoming effective. Upon such Compromise or arrangement becoming effective all options to the extent unexercised shall lapse except that an Option-holder may with the consent of the Company exercise an Option Roll-over in respect of his option in accordance with Rule 8.1 within the Appropriate Period.

8.6 If any person (either alone or together with any person acting in concert with him) as a result of making a general offer to acquire the whole of the issued Ordinary Shares of the Company or that part of the issued Ordinary Share capital not already owned by him (or by any person acting in concert with him) becomes bound or entitled or acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, all options to the extent unexercised shall lapse one month after such person became so bound or entitled.

9.       ADMINISTRATION AND AMENDMENT

9.1 The Plan shall be subject to the administration of the Board of Directors whose decision (save as otherwise provided herein) shall be final and binding on all parties. The Board may at any time terminate the operation of the Plan and in such event no further options will be granted, but the provisions of the Plan shall remain in force in relation to options granted and remaining exercisable or potentially exercisable hereunder at the date of such termination.

9.2 Subject to Rules 9.3 and 9.5 below, the Board may at any time and from time to time alter or add to the Plan in any respect, provided that no alterations or additions may be made to the provisions of Rules 4, 5.1, 5.2, 5.3, 7.1, 7.2 or 7.8 more often than once every six months, other than to comply with changes in the Code, the United States Employee Retirement Income Security Act, or the rules thereunder.

9.3 Subject to Rule 9.4 below, no alteration or addition to the advantage of Option-holders shall be made under Rule 9.2 above without the prior approval by ordinary resolution of the members of the Company in general meeting.

9.4      Rule 9.3 shall not apply:-

         (a) to any minor alteration or addition to benefit the administration of the Plan, or





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

         (b) to any alteration or addition to obtain or maintain favourable tax, exchange control or regulatory treatment of Option-holders or any member of the Group.

9.5 No material alteration or addition to the disadvantage of any Option-holder shall be made under Rule 9.2 unless:-

         (a) the Company shall have invited every such Option-holder to give an indication as to whether or not he approves the alteration or addition, and

         (b) the alteration or addition is approved by a majority of those Option-holders who have given such an indication.

9.6 As soon as reasonably practicable after making any alteration or addition under Rule 9.2, the Company shall give notice in writing to any Option-holder affected thereby.

10.      NOTICES

10.1 All Option-holders shall be entitled while they have subsisting rights under the Plan to receive copies of all notices and other documents sent by the Company to its shareholders.

10.2 Any notice or other document required to be given hereunder to any Option-holder shall be delivered to him or sent by post to him at his home address according to the records of the Company or such other address as may appear to the Company to be appropriate. Any notice or other document required to be given to the Company shall be delivered to the Secretary of the Company or sent by post to the Secretary of the Company at the registered office of the Company or such other office as may from time to time be notified by the Company. All notices given to the Company shall be deemed to have been given on the date of receipt by the Company or by any person for the time being authorized to receive such notices on its behalf. All notices given to Option-holders shall be deemed to have been given on the date of posting if sent by post (but only in the case of Option-holders outside the UK if sent by air mail) or the date of delivery if delivered.

11.      UNITED STATES REQUIREMENTS

11.1 Any option to be granted under the 1996 Stock Option Plan for Non-Employee Directors shall be a Non-Qualifying Option and, for the purpose of these Rules, any reference to an option granted under this Plan shall be construed as being a reference to a Non-Qualifying Option.

11.2 In the case of the issue of American Depositary Shares or Ordinary Shares by the Company with respect to options granted under the Plan, the Company shall have the right in advance of the issue of such shares to the Option-holder to require the Option-holder to remit to the Company the amount necessary to satisfy any federal, state or local tax withholding imposed by reason of





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

         the issue of such shares.

11.3 The Plan is intended to comply with the requirements of Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934 (as the same shall be amended from time to time), regarding formula awards, to ensure that the grants made to Non-Employee Directors under the Plan will not cause these Non-Employee Directors to fail to qualify as "disinterested persons", as that term is defined in Rule 16b-3(c)(2)(i), for the purpose of administering the Company's employee stock option plans. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent that they conflict with the requirements of said Rule 16b-3 .

11.4 Options granted under the Plan to a Non-Employee Director who is primarily subject to taxation on his remuneration in the United States of America shall be granted only to acquire American Depositary Shares.

12.      REQUIREMENTS FOR THE UNITED KINGDOM

         In respect of an Option-holder who is resident in the United Kingdom for tax purposes, the Exercise Period shall be the period of four years beginning with the third anniversary of the Date of Grant, and options granted to such person under the Plan shall be granted only to acquire Ordinary Shares.







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